                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              GARTMORE MUTUAL FUNDS


         AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, amended effective as of December 22, 2003, by and between Gartmore Mutual Fund Capital Trust (the Investment Adviser") and GARTMORE MUTUAL FUNDS, an Ohio business trust (the "Trust"), on behalf of each of the funds listed on Exhibit A (each, a "Fund").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open end-diversified management company of the series type, and each Fund is a separate series of the Trust; and

         WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Investment Adviser renders investment advisory services to each Fund for compensation based on the value of the average daily net assets of that Fund; and

         WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of the Fund at a level below the level to which that Fund would normally be subject during its start-up period; and

         WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate to restate and amend the current agreements for the Funds.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       Expense Limitation.

         1.1. Applicable Expense Limit. To the extent that the aggregate expenses incurred by the Fund in any fiscal year, including but not limited to investment advisory fees of the Investment Adviser (but excluding interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by a Fund in connection with any merger or reorganization, and other extraordinary expenses not incurred in the ordinary course of the Fund's business) ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Adviser.

         1.2. Operating Expense Limit. The Operating Expense Limit in any year shall be a percentage of the average daily net assets of each class of the Fund as described in Exhibit A, or such other rate as may be agreed to in writing by the parties. The parties hereby agree that Operating Expense Limit described in Exhibit A initially will not be increased before the date listed on Exhibit A.

         1.3. Method of Computation - Non-Daily Dividend Funds. To determine the Investment Adviser's liability with respect to the Excess Amount for Funds that do not accrue daily dividends, each month the Fund Operating Expenses shall be annualized as of the last day of the month for each class of a Fund. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit of a Fund class, the Investment Adviser shall (i) waive or reduce its advisory fee by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount that does not excee the Operating Expense Limit, and/or
(ii) remit to a Fund an amount that, together with the waived or reduced advisory fee, is sufficient to satisfy such Excess Amount.

         1.4 Method of Computation - Daily Dividend Funds. To determine the Investment Adviser's liability with respect to the Excess Amount for Funds that accrue daily dividends (a "Daily Dividend Fund"), each day the Fund Operating Expenses shall be annualized as of that day for each class of a Daily Dividend Fund. If the annualized Fund Operating Expenses for any day exceed the Operating Expense Limit of a Daily Dividend Fund class, the Investment Adviser shall (i) on a daily basis waive or reduce its advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount which does not exceed the Operating Expense Limit and/or (ii) on a monthly basis remit to a Fund an amount that, together with the waived or reduced advisory fee, is sufficient to satisfy such Excess Amount.

         1.5 Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. Reimbursement of Fee Waivers and Expense Reimbursements.

         2.1. Reimbursement. If in any fiscal year during which total Fund assets are greater than $100 million and in which the Investment Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses for the fiscal year are less than the Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in
Section 2.2 below, the Investment Adviser shall be entitled to reimbursement by a Fund, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to the Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Investment Adviser may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all advisory fees previously waived or reduced by the Investment Adviser and all other payments remitted by the Investment Adviser to a Fund or a class of a Fund (as appropriate), pursuant to Section 1 hereof, during any of the previous five (5) fiscal years less any reimbursement previously paid by such Fund to the Investment Adviser, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

         2.2. Board Approval. No portion of the Reimbursement Amount shall be paid to the Investment Adviser pursuant to this provision in any fiscal year, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is appropriate in light of the terms of the this Agreement. The Trust's Board of Trustees shall determine quarterly in advance whether any portion of the Reimbursement Amount may be paid to the Investment Adviser in such quarter.

         2.3. Method of Computation. To determine a Fund's payments, if any, to reimburse the Investment Adviser for all or any portion of the Reimbursement Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month are less than the Operating Expense Limit for that class for that year, a Fund, only with the prior approval of the Board, shall pay to the Investment Adviser an amount sufficient to increase the annualized Fund Operating Expenses to an amount no greater than the Operating Expense Limit for that year, provided that such amount paid to the Investment Adviser will in no event exceed the total Reimbursement Amount. If the annualized Fund Operating Expenses for a Fund are greater that the Operating Expense Limit for one or more months in a quarter and less the remaining month(s), the calculation described in this section will be made on a monthly basis and the net amount of the monthly calculations will be presented to the Board for approval.

         2.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. Term and Termination of Agreement.

         This Agreement shall continue in effect for the period listed on Exhibit A for any Fund covered by the Agreement and then unless this Agreement is terminated earlier as provided below, from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"), provided however, that the reimbursements described in Section 2 will not continue for more than five years after a Fund's commencement of operations. In order to terminate the Agreement, the Investment Adviser must give at least 30 days' prior written notice to the Trust prior to the end of the period listed on Exhibit A or the end of the annual renewal. Regardless of any other termination provisions, the provisions contained in Section 2 of this Agreement relating to the reimbursement of the Investment Adviser for fee waivers and expense reimbursements previously made by the Investment Adviser on behalf of the Fund shall survive the termination of the Agreement.

4. Miscellaneous.

         4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. Interpretation. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust's Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

         4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                           GARTMORE MUTUAL FUNDS


                                           By:_________________________________


                                           GARTMORE MUTUAL FUND CAPITAL TRUST


                                           By:_________________________________

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                             GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                December 1, 2004

Name of Fund/Class                                               Expense Limitation for Fund/Class
------------------                                               ---------------------------------
Gartmore Large Cap Value Fund
(formerly Prestige Large Cap Value Fund
     and Nationwide Large Cap Value Fund)
         Class A                                                                1.00%
         Class B                                                                1.00%
         Class C                                                                1.00%
         Class R                                                                1.00%
         Institutional Service Class                                            1.00%


Gartmore Small Cap Fund
(formerly Nationwide Small Cap Fund
     and Prestige Small Cap Fund)
         Class A                                                                1.20%
         Class B                                                                1.20%
         Class C                                                                1.20%
         Class R                                                                1.20%
         Institutional Service Class                                            1.20%
         Institutional Class                                                    1.20%


Gartmore Global Technology and Communications Fund
         Class A                                                                1.40%
         Class B                                                                1.40%
         Class C                                                                1.40%
         Class R                                                                1.40%
         Institutional Service Class                                            1.40%
         Institutional Class                                                    1.40%


Gartmore Global Health Sciences Fund
         Class A                                                                1.25%
         Class B                                                                1.25%
         Class C                                                                1.25%
         Class R                                                                1.25%
         Institutional Service Class                                            1.25%
         Institutional Class                                                    1.25%

Name of Fund/Class                                               Expense Limitation for Fund/Class
------------------                                               ---------------------------------
NorthPointe Small Cap Value Fund
         Institutional Class                                                    1.00%


Gartmore Value Opportunities Fund (formerly Nationwide Value
  Opportunities Fund)
         Class A                                                                1.00%
         Class B                                                                1.00%
         Class C                                                                1.00%
         Class R                                                                1.00%
         Institutional Service Class                                            1.00%
         Institutional Class                                                    1.00%

Gartmore High Yield Bond Fund (formerly Nationwide High Yield Bond Fund)
         Class A                                                                0.70%
         Class B                                                                0.70%
         Class C                                                                0.70%
         Class R                                                                0.70%
         Institutional Service Class                                            0.70%
         Institutional Class                                                    0.70%

Gartmore U.S. Growth Leaders Fund (formerly Gartmore Growth 20 Fund)
         Class A                                                                1.30%
         Class B                                                                1.30%
         Class C                                                                1.30%
         Class R                                                                1.30%
         Institutional Service Class                                            1.30%
         Institutional Class                                                    1.30%


Gartmore Nationwide Leaders Fund
         Class A                                                                1.20%
         Class B                                                                1.20%
         Class C                                                                1.20%
         Class R                                                                1.20%
         Institutional Service Class                                            1.20%
         Institutional Class                                                    1.20%


Gartmore Micro Cap Equity Fund
         Class A                                                                1.55%
         Class B                                                                1.55%
         Class C                                                                1.55%
         Class R                                                                1.55%
         Institutional Service Class                                            1.55%
         Institutional Class                                                    1.55%

Each of the Asset Allocation Funds (Gartmore Investor Destinations Aggressive Fund, Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund, Gartmore Investor Destinations Conservative Fund)

         Class A                                                                4.00%**
         Class B                                                                4.00%**
         Class C                                                                4.00%**
         Service Class                                                          4.00%**


         Class A                                                                0.71%
         Class B                                                                1.31%
         Class C                                                                1.31%
         Class R                                                                0.81%
         Service Class                                                          0.61%
         Institutional Class Shares                                             0.31%
--------------------------------------------------------------------------------------

With respect to each of the Asset Allocation Funds, for the period from March 1, 2002 to March 1, 2003, it is hereby agreed that Fund Operating Expenses shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

Gartmore S&P 500 Index Fund
 (Formerly Nationwide S&P 500 Index Fund)
 ----------------------------------------
         Class A                                                                0.63%
         Class B                                                                1.23%
         Class C                                                                1.23%
         Class R                                                                0.23%
         Local Fund Shares                                                      0.35%
         Service Class                                                          0.63%
         Institutional Service Class                                            0.48%
         Institutional Class                                                    0.23%

Gartmore Small Cap Index Fund
         Class A                                                                0.79%
         Class B                                                                1.39%
         Class C                                                                1.39%
         Class R                                                                0.29%
         Institutional Class                                                    0.29%

         Class A                                                                4.00%**
         Class B                                                                4.00%**
         Class C                                                                4.00%**
         Institutional Class                                                    4.00%**


Gartmore Mid Cap Market Index Fund
 (formerly Nationwide Mid Cap Index Fund)
 ----------------------------------------
         Class A                                                                0.81%
         Class B                                                                1.41%
         Class C                                                                1.41%
         Class R                                                                0.31%
         Institutional Class                                                    0.31%


Gartmore International Index Fund
(formerly Nationwide International Index Fund)
----------------------------------------------
         Class A                                                                0.86%
         Class B                                                                1.46%
         Class C                                                                1.46%
         Class R                                                                0.36%
         Institutional Class                                                    0.36%

         Class A                                                                4.00%**
         Class B                                                                4.00%**
         Class C                                                                4.00%**
         Institutional Class                                                    4.00%**


Gartmore Bond Index Fund
(Formerly Nationwide Index Fund)
--------------------------------
         Class A                                                                0.81%
         Class B                                                                1.41%
         Class C                                                                1.41%
         Class R                                                                0.31%
         Institutional Class                                                    0.31%

         Class A                                                                4.00%**
         Class B                                                                4.00%**
         Class C                                                                4.00%**
         Institutional Class                                                    4.00%**

________________

*Effective until at least February 28, 2006. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.



**Effective until at least March 1, 2011.